UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2010

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2010, the Governance, Public Policy, and Human Resources Committee of the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank"), as authorized by the Bank’s Board, reviewed the results of the recent election of member and non-member independent directors by stockholders of the Bank that concluded on November 19, 2010, and declared the following nominees elected to serve on the Board as member directors:

(1) Mr. David R. Gibson, Executive Vice President and Chief Financial Officer of Wilmington Trust Company, Wilmington, DE, has been elected to serve a one-year term on the Board beginning January 1, 2011, and ending December 31, 2011. Mr. Gibson has served on the Board since 2007.

(2) Mr. John C. Mason, Chief Investment Officer and Treasurer of ING Bank, fsb, Wilmington, DE, has been elected to serve a four-year term on the Board beginning January 1, 2011, and ending December 31, 2014. Mr. Mason has served on the Board since 2009.

(3) Ms. Charlotte B. McLaughlin, Executive Vice President of PNC Bank, NA, Pittsburgh, PA, has been elected to serve a four-year term on the Board beginning January 1, 2011, and ending December 31, 2014.

(4) Mr. Bradford Ritchie, West Virginia President of Summit Community Bank, Moorefield, WV, has been elected to serve a four-year term on the Board beginning January 1, 2011, and ending December 31, 2014.

The following nominees were declared elected to serve on the Board as non-member independent directors:

(1) Ms. Maureen Breakiron-Evans, self-employed, has been elected to serve a four-year term on the Board beginning January 1, 2011, and ending December 31, 2014.

(2) Mr. John K. Darr, retired, has been elected to serve a one-year term on the Board beginning January 1, 2011, and ending December 31, 2011. Mr. Darr has served on the Board since 2008.

Attached as Exhibit 99.1 is a press release issued by the Bank announcing the results of the election.

The Bank’s regulator, the Federal Housing Finance Agency ("Finance Agency"), adjusted the terms applicable to both the open Delaware member director seats and the open non-member independent director seats in this election to stagger director terms and ensure continuity among the directors serving on the Board. The elections of member directors and non-member independent directors took place in accordance with the terms of the FHLBank Act and Finance Agency Regulations. No in-person meeting of the members was held. The Board has not yet determined on which committees each of these directors will serve beginning in 2011. All directors serving on the Bank's Board for 2011 will receive compensation under the Bank's 2011 Board of Directors’ Fee Policy which has not yet been approved by the Board. Director compensation is subject to the terms of Finance Agency Regulations and subject to Finance Agency review.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 23, 2010, the Bank declared the voting results for its 2010 election of directors as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 23, 2010, attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K are a copy of the Bank’s press release and letter to members dated November 23, 2010, regarding the results of the director election. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release, dated November 23, 2010, issued by the Bank
99.2 November 23, 2010, letter to Members Regarding 2010 Director Elections

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 23, 2010	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 23, 2010, issued by the Bank
99.2	November 23, 2010, letter to Members Regarding 2010 Director Elections